UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PRICESMART, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

SUPPLEMENT TO PROXY STATEMENT

Annual Meeting

This Supplement provides updated information with respect to the Annual Meeting of Stockholders of PriceSmart, Inc. (the “Company” or “PriceSmart”), a Delaware corporation, to be held on Tuesday, February 26, 2008, at 10:00 a.m., at the Company’s corporate headquarters, 9740 Scranton Road, San Diego, California, 92121 for the purposes set forth in the Notice of Annual Meeting of Stockholders dated January 22, 2008 (the “Notice”).

The Notice, Proxy Statement dated January 22, 2008, Proxy and the Company’s 2007 Annual Report were mailed on or about January 22, 2008, to all stockholders entitled to vote at the meeting.

Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or at the meeting.

Purpose of Supplement

The purpose of this Supplement is to replace one of the nominees on the slate of directors proposed by the Company for election at the meeting. The new proposed slate of directors includes all nominees set forth in the Proxy Statement, except Edgar Zurcher, plus one additional nominee who was recently nominated by the Board of Directors of the Company (the “New Nominee”), to fill the vacancy created by Mr. Zurcher’s resignation and decision not to stand for election, for a total number of 9 directors.

Revocability of Proxies

A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.

Recent Development

On February 11, 2008, the Company announced that it had entered into a Settlement Agreement and Release with PSC, S.A. (“PSC”), Tecnicard, Inc. and Banco de la Produccion, and their affiliates (collectively “PSC Parties”), resolving the previously announced disputes that had been pending between the Company and the PSC Parties.

The terms of the Settlement Agreement and Release include: (i) a dismissal of all pending litigation and a mutual release of all claims; (ii) the Company’s acquisition of PSC’s 49% interest in PSMT Nicaragua (BVI), Inc. resulting in the Company being the sole owner of the PriceSmart Nicaragua business; (iii) termination of other agreements between the Company and the PSC Parties resulting in, among other things, banks affiliated with the PSC parties vacating the PriceSmart warehouses by mid-April, 2008; (iv) certain real estate conveyances between the parties relating to properties adjacent to the PriceSmart warehouse clubs in Managua, Nicaragua and Zapote, San Jose, Costa Rica, including the Company’s acquisition from PSC of a land parcel at the Zapote site and the Company’s conveyance to PSC of two land parcels at the Managua site; and (v) subject to PSC’s commercially reasonable efforts to sell, during a 60 day period commencing February 8, 2008, the Company and PSC will enter into a Put Agreement covering any of the 679,500 shares of the Company’s common stock which PSC owns at the end of such period. The Put Agreement, in turn, will require PSC to use commercially reasonable efforts to sell the shares subject to the Put Agreement during a period of 60 days from the date of the Put Agreement. At the end of such period, PSC may require the Company to purchase at $25.00 per share any of those shares which may remain unsold at the conclusion of that period. Payments made by the Company pursuant to this Agreement for items (i), (ii), (iii), and (iv) totaled $17.85 million from available operating funds.

Mr. Zurcher, who had served as a director of the Company since November 2000, is President and a director of PSC, S.A., and he owns 13% of Capital and Advice, Inc., which is the sole shareholder of PSC, S.A. Mr. Zurcher resigned from the Company’s board of directors on February 8, 2008 and indicated that he would not stand for re-election.

Election of Directors

As stated in the Proxy Statement mailed on January 22, 2008, the discretionary authority provided in the Proxy will be exercised by the proxy holders to vote the shares represented by the proxies for one or more substitute nominees if any of the nominees is unable to serve or declines to do so. Because Mr. Zurcher has become unavailable to serve as a Director, shares represented by proxies received by the Company will be voted for the remaining eight nominees and for Gonzalo Barrutieta, who is the substitute nominee designated by the Board of Directors. The Board knows of no reason why any other nominees will be unavailable or unable to serve.

The table below indicates the name, position with the Company and age of each nominee for director as of October 31, 2007.

Name	Position	Age
Robert E. Price	Chairman of the Board; Chief Executive Officer	65
Gonzalo Barrutieta	Director	41
Murray L. Galinson	Director	70
Katherine L. Hensley	Director	70
Leon C. Janks	Director	58
Lawrence B. Krause	Director	77
Jose Luis Laparte	President	41
Jack McGrory	Director; Executive Vice President—Real Estate and Development	58
Keene Wolcott	Director	76

Biographical information with respect to all nominees except Mr. Barrutieta and share ownership information with respect to all nominees is set forth in the Proxy Statement under the captions “Information Regarding Nominees” and “Securities Ownership of Certain Beneficial Owners and Management.”

Gonzalo Barrutieta, 41, was employed in several capacities with Grupo Gigante, S.A. de C.V from 1994 to 2006, most recently as Director of Real Estate and New Business Development. Since 2006, he has served as a member of the board of directors of Grupo Gigante. From 2002 through 2005 Mr. Barrutieta was a Director of PriceSmart Mexico (formerly a joint venture between the Company and Grupo Gigante), serving as Chief Executive Officer of PriceSmart Mexico from 2003 to 2005. Mr. Barrutieta has also been a Director of Grupo Gigante, S.A. de C. V. since 1994, of Hoteles Presidente since 2004, of Office Depot Mexico and Radio Shack Mexico since 2005, and has served as President and Director of Operadora IPC de Mexico since 2007.

Mr. Barrutieta does not beneficially own any shares of the Company’s Common Stock.

Mr. Barrutieta will not initially be considered an “independent director” for purposes of the Nasdaq Stock Market’s listing standards and the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Other Matters

The Company knows of no matters to be submitted to the meeting other than those presented in the Proxy Statement, as amended and supplemented by this Supplement. If any other matters properly come before the meeting, it is the intention of the persons named in the Proxy to vote the shares they represent in accordance with their best judgment on such matters.

By Order of the Board of Directors

Robert M. Gans Secretary

Dated: February 21, 2008